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                                                                    Exhibit 99.2

Applied Power Inc. Signs Definitive Agreement To Sell Air Cargo Equipment

WAUKESHA, Wis.--(BUSINESS WIRE)--April 27, 2000--Applied Power Inc. (NYSE: APW-news) announced today that it has signed a definitive agreement to sell its Air Cargo Equipment business to Teleflex Incorporated (NYSE: TFX - news). Details of the transaction were not disclosed at this time.

About Applied Power Inc.

Applied Power Inc., headquartered in Waukesha, Wisconsin, is a global company comprised of two business segments. Electronics supplies electronic enclosures, power supplies, thermal systems, backplanes, and cabling either as products or integrated as a system supplied along with new product design, supply chain management, assembly and test services. Industrial is composed of standard and customized OEM products sold to a wide array of end users through distribution or directly into a variety of niche markets.

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these projections are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Applied Power's results are also subject to continued market acceptance of the Company's new product introductions, the successful integration of recent acquisitions, operating margin risk due to competitive pricing, foreign currency fluctuations and interest rate risk.
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Contact:

  Applied Power Inc.
  Susan Hrobar, 262-523-7600
  www.apwl.com